Exhibit 99.1

FOR IMMEDIATE RELEASE

China Agritech Opens New Factory in Xinjiang Province

BEIJING, July 30 /Xinhua-PRNewswire-FirstCall/ -- China Agritech, Inc. (OTC Bulletin Board: CAGC - News; "China Agritech", the "Company"), a leading liquid fertilizer manufacturer in China, announced that it has completed the construction of its new converting facility in Urumqi City, Xinjiang Uygur Autonomous Region of China.

China Agritech completed the construction of the new facility at the end of June 2007 and is now in the process of test running the equipment. Large- scale production is expected to begin at the beginning of August 2007. The factory has an initial annual production capacity of 2,000 metric tons and will be producing the Company's new Green Vitality product, which is customized to the soil conditions of the region. The factory will primarily supply large state-owned farms through its wholesale channel as well as distributors in Russia and western Asia.

"We are excited to have completed our fifth converting factory which enables us to enter the Xinjiang region. We now effectively cover all the primary agricultural regions of China, and are truly a national fertilizer brand," commented Mr. Yu Chang, President and CEO of China Agritech. "Xinjiang is the largest agricultural province in China, and the local government allows only registered fertilizer manufacturers to sell their products there. Our successful registration of Green Vitality is the stepping-stone to penetrating this important agricultural market. We expect this region will significantly contribute to both our revenue and net income growth."

Xinjiang Uygur Autonomous Region of China has 25% of the country's arable land, making it the largest amount of arable land in China, according to statistics from the Peoples Republic of China. Xinjiang Production and Construction Corp ("XPCC") manages the companies engaged in production and distribution of agricultural materials such as seeds, fertilizer, and pesticides within the province. On June 15, 2007, China Agritech was granted its registration to be listed as a vendor for the government after a two-year evaluation by the provincial government of Xinjiang.

About China Agritech, Inc.

China Agritech is engaged in the development, manufacturing and distribution of organic liquid compound fertilizers and related products in the People's Republic of China. The company has developed proprietary formulas that provide a continuous supply of high quality agricultural products while maintaining soil fertility. The company sells it products to farmers located in twelve provinces of China including Heilongjiang, Hebei, Liaoning, Jilin, Shandong, Inner Mongolia, Henan, Sichuan, Guangdong, Xinjiang, Yunnan and Guizhou. For more information visit http://www.chinaagritechinc.com .

Safe Harbor Statement

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. These forward- looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward- looking statements such as the inability to protect the proprietary formula, the price of raw materials, any liabilities from unknown harmful effects of the product, and adverse weather conditions. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information, please contact:

CCG Elite Investor Relations
Crocker Coulson, President, or
Leslie J. Richardson
Tel: +1-310-231-8600
Email: Crocker.coulson@ccgir.com